                       EXHIBIT 23.02

            CONSENT OF INDEPENDANT PUBLIC ACCOUNTANTS

As independant public accountants, we hearby consent to the use of our reports and to all references to our Firm included in or made part of this Registration Statement.


                                    AURTHUR ANDERSON LLP

Las Vegas, Nevada
October 27, 1995